UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12
LENNOX INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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2140 Lake Park Blvd.
Richardson, Texas 75080

ADDITIONAL INFORMATION REGARDING THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Lennox International Inc. (the “Company”), dated April 9, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020 at10:30 a.m. Central Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the stockholders of the Company on or about May 5, 2020.

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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
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NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 21, 2020

To the Stockholders of Lennox International Inc:

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our management and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of the Stockholders has been changed to be held in a virtual meeting format only. There is no in-person meeting for you to attend. As previously announced, the Annual Meeting will be held on Thursday, May 21, 2020 at 10:30 a.m. Central Time in order to:

• elect three Class I directors to hold office for a three-year term expiring at the 2023 Annual Meeting of Stockholders;

• conduct an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement;

• ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year; and

• transact any other business that may properly come before the Annual Meeting of Stockholders in accordance with the terms of our Bylaws.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 24, 2020, the record date.

To attend the Annual Meeting, you must register in advance at www.proxypush.com/LII prior to the deadline of May 19, 2020 at 4:00 p.m. Central Time. If your shares are registered in your name your control number will be found on your proxy card. If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and your control number will be found on the voting instruction form received from your broker, bank or other agent.

Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting and vote online during the meeting. You will also be permitted to submit questions at the time of registration. You may ask questions that are confined to matters properly before the Annual Meeting and of general Company concern.

The meeting will begin promptly at 10:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online access will open approximately at 9:45 a.m. Central Time, and you should allow ample time to log into the meeting and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Company’s Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2019 are available at www.proxydocs.com/LII. You may also obtain a copy, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Sincerely,

Todd M. Bluedorn
Chairman of the Board and Chief Executive Officer

May 5, 2020

Lennox International Announces that the 2020 Annual Meeting of Stockholders Will be Held in Virtual Format

DALLAS, April 29, 2020 – Lennox International Inc. (NYSE: LII) announced today that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual format due to the impact of the COVID-19 pandemic and to support the health and well-being of the Company’s stockholders and management.

The Annual Meeting will be held on Thursday, May 21, 2020 at 10:30 a.m. Central Time in a virtual format only. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 24, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the Annual Meeting, stockholders must register in advance at www.proxypush.com/LII prior to the deadline of May 19, 2020 at 4:00 p.m. Central Time. During the registration process, stockholders will be able to submit questions and upon completion, will receive an email with a link to access the virtual meeting site and information regarding voting during the meeting. A notice regarding this change to a virtual meeting format (the “Notice”) is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, stockholder participation and voting is provided in the Notice.

About Lennox International
Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is listed on the New York Stock Exchange and traded under the symbol “LII”. Additional information is available at: www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.